Exhibit 10.6

Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Share Purchase Agreement”) is entered into this 25th day of January, 2021, by and among the shareholders of the Issuer who have executed a signature page hereto (collectively, the “Sellers” and each, individually, a “Seller”), the purchasers who have executed a signature page hereto (collectively, the “Purchasers” and each, individually, a “Purchaser”), and solely for purposes of Sections 1.1(c), 2.3, 3.1, 3.4, 5.1.1, 5.1.2, 5.1.3, 5.1.5 and 5.6.2, Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Issuer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Toronto Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Issuer (the “Merger Sub”), and ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (the “Company”), will, immediately following the execution of this Share Purchase Agreement, enter into that certain Agreement and Plan of Merger, dated as of January 25, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the Issuer (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, pursuant to the Institutional Share Purchase Agreement (as defined below) and this Share Purchase Agreement, certain purchasers (the “Secondary Purchasers”) desire to purchase, and certain shareholders of the Issuer (the “Secondary Sellers”) desire to sell, in each case in the aggregate, fifteen million one hundred twenty thousand (15,120,000) of the Issuer’s ordinary shares of no par value (the “Ordinary Shares”) for an aggregate purchase price of One Hundred Fifty One Million Two Hundred Thousand Dollars ($151,200,000) (the “Secondary Transactions”), after the Issuer has effected a forward stock split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 (the “Forward Stock Split”);

WHEREAS, as part of the Secondary Transactions, pursuant to this Share Purchase Agreement, the Purchasers desire to purchase, and the Sellers desire to sell, in each case in the aggregate, two million one hundred twenty thousand (2,120,000) of the Issuer’s Ordinary Shares for an aggregate purchase price of Twenty One Million Two Hundred Thousand Dollars ($21,200,000) after the Issuer has effected the Forward Stock Split;

WHEREAS, each Purchaser desires to purchase a number of Ordinary Shares as set forth on each such Purchaser’s signature page (the “Shares”) for a purchase price of $10.00 per share (the “Ordinary Share Price”), and for the aggregate purchase price set forth on each such Purchaser’s signature page (as calculated after giving effect to the Forward Stock Split);

WHEREAS, each Seller desires to sell to the Purchasers the aggregate number of Ordinary Shares set forth on each such Seller’s signature page hereto (as such amount will be adjusted to take into account the Forward Stock Split, the “Secondary Shares”), in consideration of the payment of an amount equal to the product of (i) the number of each such Seller’s Secondary Shares multiplied by (ii) the Ordinary Share Price (as calculated after giving effect to the Forward Stock Split) (such amount, each such Seller’s “Secondary Purchase Price”) therefor by or on behalf of the Purchasers to each such Seller, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Share Purchase Agreement and the Merger Agreement, as part of the Secondary Transactions, certain other existing shareholders of Issuer (each, an “Other Seller” and each purchaser thereunder, “Other Purchaser”) are, severally and not jointly, entering into (i) a separate share purchase agreement with the Issuer (the “Institutional Share Purchase Agreement”) substantially similar to this Share Purchase Agreement, providing for the sale by Other Sellers of thirteen million (13,000,000) Ordinary Shares, in the aggregate, for an aggregate purchase price of One Hundred Thirty Million Dollars ($130,000,000) and (ii) that certain Side Letter executed in connection with the Secondary Transactions pursuant to which the purchasers thereunder (including the Purchaser) receive registration rights with respect to the Secondary Shares, in each case, after the Issuer has effected the Forward Stock Split (the “Secondary Side Letter”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Purchase of Shares.

1.1 Purchase. Subject to the terms hereof, at the Closing, (a) each Purchaser, severally and not jointly, hereby irrevocably agrees to subscribe for and purchase the number of Shares set forth on such Purchaser’s signature page from the Sellers in accordance with the allocations set forth on each such Purchaser’s Closing Notice and (b) each Seller, severally and not jointly, hereby agrees to sell such Seller’s Secondary Shares to the Purchasers in accordance with the allocations set forth in each such Seller’s Closing Notice (the transactions described in clauses (a) and (b) above, collectively, the “Purchase”). For the avoidance of doubt, each Seller acknowledges and agrees that the payment of each such Secondary Purchase Price shall be subject to such taxes and withholding taxes pursuant to applicable law (domestic or foreign) or pursuant to Israeli Tax. Such taxes duly deducted and withheld, if any, shall be deemed, for all purposes, as having been paid to such Seller in connection with such Secondary Purchase Price.

2. Representations, Warranties and Agreements.

2.1 Purchasers’ Representations, Warranties and Agreements. Each Purchaser, severally and not jointly, hereby represents and warrants to the Sellers and the Issuer, and acknowledges and agrees with the Sellers and the Issuer, in each case, as applicable, as of the date hereof and as of the Closing, as follows:

2.1.1 If such Purchaser is not an individual, such Purchaser has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Share Purchase Agreement. If such Purchaser is an individual, such Purchaser has the authority to enter into, deliver and perform its obligations under this Share Purchase Agreement.

2.1.2 If such Purchaser is not an individual, this Share Purchase Agreement has been duly authorized, validly executed and delivered by such Purchaser. If such Purchaser is an individual, the signature on this Share Purchase Agreement is genuine, and such Purchaser has legal competence and capacity to execute the same. Assuming this Share Purchase Agreement constitutes the valid and binding agreement of the other parties hereto, then this Share Purchase Agreement is enforceable against such Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by such Purchaser of this Share Purchase Agreement (including compliance by such Purchaser with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Purchaser or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Purchaser or any of its subsidiaries, as applicable, is a party or by which such Purchaser or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of such Purchaser or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to prevent or delay such Purchaser’s timely performance of its obligations under this Share Purchase Agreement (a “Purchaser Material Adverse Effect”), (ii) if such Purchaser is not an individual, result in any violation of the provisions of the organizational documents of such Purchaser or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Purchaser Material Adverse Effect.

2.1.4 Such Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) if an Israeli entity, such Purchaser is an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”) and set forth in Schedule I, and by signing below such Purchaser confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is investing in such Shares, (iii) is acquiring such Shares only for its own account and not for the account of others, or if such Purchaser is subscribing for such Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iv) is not acquiring such Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Such Purchaser is not an entity formed for the specific purpose of acquiring such Shares.

2.1.5 Such Purchaser understands that such Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Securities Law, and that such Shares have not been registered under the Securities Act or the Securities Law. Such Purchaser understands that (A) such Shares may not be resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (B) such Shares may be subject to transfer restrictions under the Securities Law, and (C) any certificates or book entries representing such Shares shall contain a legend to such effect. Such Purchaser acknowledges that such Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Purchaser understands and agrees that such Shares will be subject to the foregoing restrictions and, as a result of these restrictions, such Purchaser may not be able to readily resell such Shares and may be required to bear the financial risk of an investment in such Shares for an indefinite period of time. Such Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of such Shares.

2.1.6 Such Purchaser understands and agrees that such Purchaser is purchasing such Shares from the Sellers. Such Purchaser further acknowledges that there have been no representations, warranties, covenants or agreements made to such Purchaser by the Sellers, the Issuer, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Share Purchase Agreement, and such Purchaser is not relying on any representations, warranties or covenants other than those expressly set forth in this Share Purchase Agreement.

2.1.7 If Purchaser is an employee benefit plan that is subject to Title of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such Purchaser represents and warrants that its acquisition and holding of such Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8 In making its decision to purchase such Shares, such Purchaser represents that it has relied solely upon independent investigation made by such Purchaser, Sellers’ representations, warranties and agreements in Section 2.2 hereof and the Issuer’s representations, warranties and agreements in Section 2.3 hereof. Without limiting the generality of the foregoing, such Purchaser has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer or such Shares or the offer and sale of such Shares. Such Purchaser acknowledges and agrees that such Purchaser (i) has received, and has had an adequate opportunity to review, such financial and other information as such Purchaser deems necessary in order to make an investment decision with respect to such Shares (including with respect to the Issuer, the Company and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to such Purchaser’s investment in such Shares. Such Purchaser acknowledges that it has reviewed the documents made available to such Purchaser by or on behalf of the Issuer. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to such Shares. Such Purchaser acknowledges that Credit Suisse Securities (USA) LLC and Cowen and Company, LLC (collectively, the “Placement Agents”) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Sellers, the Issuer, the Company or such Shares or the accuracy, completeness or adequacy of any information supplied to such Purchaser by the Issuer or the Company. Such Purchaser acknowledges that (a) it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in such Shares (including information related to the Issuer, the Company, or the Shares) and the offer and sale of such Shares, and (b) neither the Placement Agents nor any of their affiliates have prepared any disclosure or offering document in connection with the offer and sale of such Shares. Such Purchaser further acknowledges that the information provided to such Purchaser is preliminary and subject to change, and that any changes to such information, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect such Purchaser’s obligation to purchase such Shares hereunder.

2.1.9 Such Purchaser became aware of this offering of such Shares solely by means of direct contact from either the Placement Agents or the Issuer as a result of a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer or its representatives (including the Placement Agents), and such Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Placement Agents or the Issuer. Such Purchaser did not become aware of this offering of such Shares, nor were such Shares offered to such Purchaser, by any other means. Such Purchaser acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Such Purchaser acknowledges that such Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10 Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of such Shares. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in such Shares, and such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision. Such Purchaser understands and acknowledges that the purchase and sale of such Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11 Alone, or together with any professional advisor(s), such Purchaser represents and acknowledges that such Purchaser has adequately analyzed and fully considered the risks of an investment in such Shares and determined that such Shares are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Issuer. Such Purchaser acknowledges specifically that a possibility of total loss exists.

2.1.12 Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of such Shares or made any findings or determination as to the fairness of an investment in such Shares.

2.1.13 Such Purchaser represents and warrants that such Purchaser is not a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity otherwise blocked by any OFAC sanctions program or the U.S. Department of State. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. Such Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. If Purchaser is not an individual, such Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the SDN List. Such Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase such Shares were derived legally and in compliance with OFAC sanctions programs.

2.1.14 If such Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Purchaser represents and warrants that none of the Sellers, the Issuer, or any of their respective affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold such Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Shares.

2.1.15 Such Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16 If such Purchaser is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in the Issuer, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in such Purchaser. Such Purchaser agrees that no Purchaser who is a foreign person (as defined in 31 C.F.R. § 800.224) will acquire control (as defined in 31 C.F.R. § 800.208) of the Issuer.

2.1.17 Such Purchaser has, and on each date the Purchase Price would be required to be funded to the Paying Agent (as defined below) pursuant to Section 3 such Purchaser will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

2.1.18 Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including the Company, any of its affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer and the Sellers expressly set forth in this Share Purchase Agreement, in making its investment or decision to invest in the Issuer. Such Purchaser agrees that no other purchaser pursuant to any other purchase or subscription agreement or any other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such purchaser) or the sale of any other Ordinary Shares by the Sellers shall be liable to such Purchaser pursuant to this Share Purchase Agreement or any such other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such purchaser) or the sale of any other Ordinary Shares by the Sellers for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of such Shares hereunder.

2.1.19 If such Purchaser is a Sponsor or an affiliate of the Sponsors, such Purchaser represents that it is purchasing Ordinary Shares in connection with the Transactions for investment purposes.

2.2 Sellers’ Representations, Warranties and Agreements. Each Seller, severally and not jointly, hereby represents and warrants to the Purchasers and the Issuer, and agrees with the Purchasers and the Issuer, in each case, as applicable, as of the date hereof and as of the Closing, as follows:

2.2.1 Such Seller has the capacity, full legal right, power and authority and all authorization and approval required by law to enter into, deliver and perform its obligations under this Share Purchase Agreement with respect to its Secondary Shares. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Share Purchase Agreement with respect to its Secondary Shares.

2.2.2 Such Seller holds, or will hold at the Closing, and is, or will be at the Closing, the sole record and beneficial owner of the Secondary Shares set forth on its signature page (which Secondary Shares may include Ordinary Shares to be issued to such Seller at the Closing in connection with the settlement of such Seller’s outstanding restricted stock units (“RSUs”)). Such Secondary Shares are or will be held free and clear of all liens, charges, encumbrances, third party rights or other defects in title other than restrictions on transfer under applicable securities laws.

2.2.3 This Share Purchase Agreement has been duly authorized, executed and delivered by such Seller and, assuming that this Share Purchase Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against such Seller in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance by such Seller of this Share Purchase Agreement (including compliance by such Seller with all of the provisions hereof), sale of such Seller’s Secondary Shares and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of such Seller pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, in each case, which would reasonably be expected to have a material adverse effect on the legal authority of such Seller to enter into and perform its obligations under this Share Purchase Agreement.

2.2.5 Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 2.1 of this Share Purchase Agreement, no registration under the Securities Act and no prospectus approved under the Securities Law is required for the offer and sale of the Secondary Shares held by such Seller to the Purchasers.

2.2.6 Neither such Seller, nor any person acting on such Seller’s behalf has, directly or indirectly, made any offers or sales of any securities of the Issuer or solicited any offers to buy any securities of the Issuer under circumstances that would require registration of the sale of the Secondary Shares under the Securities Act or the Securities Law.

2.3 Issuer’s Representations, Warranties and Agreements. The Issuer hereby represents and warrants to the Purchasers and the Sellers and agrees with the Purchasers and the Sellers, as of the date hereof and as of the Closing, as follows:

2.3.1 The Issuer is a corporation duly organized and validly existing under the laws of the State of Israel, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Share Purchase Agreement.

2.3.2 This Share Purchase Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Share Purchase Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.3.3 The execution, delivery and performance of this Share Purchase Agreement (including compliance by the Issuer with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries, as applicable, is a party or by which the Issuer or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Issuer or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and perform its obligations under this Share Purchase Agreement (a “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.3.4 There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares, (ii) any Ordinary Shares to be issued pursuant to the Institutional Share Purchase Agreement or (iii) any shares of capital stock of the Issuer to be issued pursuant to the other Transactions, in each case, that have not been or will not be validly waived or terminated prior to the Closing Date.

2.3.5 Concurrently with the execution and delivery of this Share Purchase Agreement, the Issuer is entering into (i) separate subscription agreements with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (“Primary Subscribers”) pursuant to which each such Primary Subscriber has agreed to purchase Issuer’s ordinary shares at the Closing at the same per share purchase price as the Purchasers hereunder, and the aggregate amount of securities to be sold by the Issuer to the Primary Subscribers equals, as of the date hereof, thirteen million five hundred thousand (13,500,000) Ordinary Shares (the “Primary Subscription Agreements”), (ii) the Institutional Share Purchase Agreement and (iii) the Secondary Side Letter. Other than the Primary Subscription Agreements, the Other Institutional Share Purchase Agreement, the Secondary Side Letter, the Merger Agreement, the Investors’ Rights Agreement and any other agreement contemplated by the Merger Agreement, neither the Company nor the Issuer has entered into any side letter or similar agreement with any other investor (including any Other Seller) in connection with such investor’s direct or indirect investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (a) securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance or (b) securities to be issued to the direct or indirect securityholders of the Issuer pursuant to the Merger Agreement). Except as may be required by applicable law or regulatory requirements in connection with the Closing, the Institutional Share Purchase Agreement (as may be amended in accordance with its terms) does not include terms and conditions that are materially more advantageous to any such Other Sellers or Other Purchasers than the Sellers and Purchasers hereunder, as applicable, and the Institutional Share Purchase Agreement has not been amended or modified in any material respect following the date of this Share Purchase Agreement.

2.3.6 As of the Closing, the Issuer’s Ordinary Shares will be registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE or The Nasdaq Stock Market (“NASDAQ”) under the symbol “TBLA”. There is no suit, action, proceeding or investigation pending or to the knowledge of the Issuer, threatened against the Issuer by the NYSE, NASDAQ or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of Ordinary Shares on the NYSE or NASDAQ.

2.3.7 Other than the Placement Agents, Issuer represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Share Purchase Agreement or the transactions contemplated hereby in such a way as to create any liability on any other parties hereto.

2.3.8 Issuer is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.3.9 The Shares to be issued to the Purchasers pursuant to the terms and conditions of this Share Purchase Agreement will not be subject to any ‘lock up’ restrictions.

3. Settlement Date, Delivery and Closing.

3.1 The closing of the Purchase contemplated hereby (the “Closing”) shall occur immediately prior to or concurrently with the consummation of the Merger (the date of such Closing, the “Closing Date”). At least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Merger to be satisfied, a written notice (the “Closing Notice”) shall be delivered from (or on behalf of) the Issuer to (a) each Seller, which shall include a schedule that sets forth (i) the number of Secondary Shares to be sold by each such Seller to each Purchaser (after giving effect to the Forward Stock Split) and (ii) the Secondary Purchase Price payable by each Purchaser in respect thereof, and (b) each Purchaser, which shall include (i) a schedule that sets forth the number of Secondary Shares to be purchased by each such Purchaser from each Seller (after giving effect to the Forward Stock Split), (ii) the aggregate purchase price payable in respect of the Shares to be acquired by such Purchaser (the “Purchase Price”), and (iii) wire instructions with respect to the Purchase Price to be paid by such Purchaser. At least two (2) Business Days prior to the anticipated Closing Date, each Purchaser shall deliver such Purchaser’s Purchase Price for the Shares, as set forth in the Closing Notice received by such Purchaser, by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice (the “Prepaid Funds”). The Prepaid Funds shall be held by a Paying Agent appointed by the Issuer for the benefit of, and on behalf of, the Sellers (the “Paying Agent”) whereupon, subject to any withholding required under any applicable law, each Seller (or any nominee of the Seller) shall receive from the Prepaid Funds an amount equal to the Secondary Purchase Price payable thereto as set forth in the Closing Notice delivered to each such Seller. Immediately following the Closing, upon satisfaction of the foregoing conditions with respect to payment set forth in this Section 2.3, the Shares shall be issued to each Purchaser and subsequently registered in book entry form in the name of each Purchaser (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Purchaser, as applicable and as set forth on each Purchaser’s signature page hereto, on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to each such Purchaser evidence of such issuance from the Issuer’s transfer agent.

3.1.1 Notwithstanding the foregoing, with respect to Israeli Tax and in accordance with the Paying Agent undertaking provided by the Paying Agent to the Purchasers as required under Section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates) (the “Paying Agent Undertaking”), the Purchase Price payable to each Seller shall be paid to, and retained by, the Paying Agent, in each case, for the benefit of each such Seller for a period of one-hundred eighty (180) days from the Closing Date or an earlier date if requested in writing by such Seller (the “Withholding Drop Date”) (during which time, unless requested otherwise by the Israeli Tax Authority in writing, no payments shall be made by the Paying Agent to any payment recipient and no amounts for Israeli Taxes shall be withheld from the payments deliverable pursuant to this Agreement, except as provided herein and during which time each Seller may obtain a Valid Tax Certificate). If such Seller delivers a Valid Tax Certificate to the Paying Agent no later than three (3) Business Days prior to the Withholding Drop Date, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Seller. If such Seller (i) does not provide the Paying Agent with a Valid Tax Certificate in a timely manner or (ii) submits a written request to the Paying Agent to release such Seller’s Secondary Purchase Price prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate no later than three (3) Business Days before such time, then the amount of Israeli Tax to be withheld from such payment shall be according to the Income Tax Regulations )Withholding from Payment for Services or Assets) - 1977 and calculated in New Israeli Shekels, which amount shall be timely delivered or caused to be delivered to the Israeli Tax Authority by the Paying Agent, and the balance of the payment that is not withheld shall be paid to such Seller; provided, any currency conversion commissions will be borne by such Seller and deducted from the Secondary Purchase Price to be remitted to such Seller. For clarity, unless otherwise specified in this Agreement or as required by applicable law, all references to currency, monetary values and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars. Each party hereto agrees that to the extent this Agreement provides for any valuation, measurement or test as of a given date based on an amount specified in United States dollars and the subjects of such valuation, measurement or test are comprised of items or matters that are, in whole or in part, denominated in New Israeli Shekels (as in this Section 3.1.1), such New Israeli Shekel amounts shall be converted into United States dollars using the New Israeli Shekel to United States dollar exchange rate published by the Bank of Israel on the payment date of such payment.

3.2 In the event that the consummation of the Merger does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer, on behalf of the Sellers, and the Purchasers, the Issuer shall cause the Paying Agent to promptly (but in no event later than eight (8) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by each Purchaser by wire transfer in immediately available funds to the account specified by each Purchaser, and any book entries shall be deemed repurchased and cancelled. Notwithstanding such repurchase, return or cancellation, each Purchaser acknowledges and agrees that (i) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Share Purchase Agreement is terminated in accordance with Section 5 herein, such Purchaser shall remain obligated (A) to redeliver funds to the Paying Agent, on behalf of the Sellers, following the Issuer’s delivery to such Purchaser of a new Closing Notice and (B) to consummate the Closing on the Closing Date and immediately following the consummation of the Merger. For the purposes of this Share Purchase Agreement, “Business Day” means any day other than a Friday, Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, Tel-Aviv, Israel, or the Cayman Islands.

3.3 Conditions to Closing of the Purchasers. Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by such Purchaser, on or prior to the Closing Date, of each of the following conditions:

3.3.1 The representations and warranties made by the Seller in Section 2.2 hereof and by the Issuer in Section 2.3 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of such date), but, in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in an Issuer Material Adverse Effect.

3.3.2 The Issuer and the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Share Purchase Agreement to be performed, satisfied or complied with by the Issuer and the Sellers at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer and the Sellers to consummate the Closing.

3.3.3 There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States, Israel or the Cayman Islands enjoining or prohibiting the consummation of the Purchase.

3.3.4 There shall not have occurred any suspension of the Shares for sale or trading on the NYSE or NASDAQ and, to the Issuer’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

3.3.5 The Transactions set forth in the Merger Agreement shall have been or will be consummated concurrently with the Closing (it being understood that in the event such Transactions have not been or would not reasonably be expected to be consummated due to the assertion by the Company that any of the conditions set forth in Section 7.03 of the Merger Agreement has not been or would not be satisfied, the Issuer acknowledges and agrees that the Purchaser shall not have any obligation to consummate the Closing or any liability with respect thereto; provided that, subject to Section 4 hereof, if the Issuer and the Company subsequently consummate the Transaction, the foregoing shall no longer apply); and the terms of the Merger Agreement (including the conditions thereto) shall not have been amended, and the Company shall not have waived any such term, in a manner that is materially adverse to any Purchaser (in its capacity as such).

3.4 Conditions to Closing of the Sellers. Each Seller’s obligation to sell such Secondary Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by such Seller, on or prior to the Closing Date, of each of the following conditions:

3.4.1 The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Share Purchase Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Purchasers to consummate the Closing.

3.4.2 There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States, Israel or the Cayman Islands enjoining or prohibiting the consummation of the Purchase.

4. Termination. This Share Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Share Purchase Agreement, (iii) if any of the conditions to Closing set forth in Section 3.3 or Section 3.4 are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Share Purchase Agreement are not consummated at the Closing, and (iv) if the Closing shall not have occurred on or before July 9, 2021; provided, that (a) Section 3.2 shall survive any termination of this Agreement that occurs following the funding by any Purchaser of the Purchase Price payable thereby in accordance with the terms and conditions of Section 3.1, and (b) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify the Sellers and the Purchasers of the termination of the Merger Agreement promptly after the termination of such agreement.

5. Miscellaneous.

5.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Purchase as contemplated by this Share Purchase Agreement.

5.1.1 Each Purchaser acknowledges that the Sellers, the Issuer, the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by such Purchaser contained in this Share Purchase Agreement. Prior to the Closing, each Purchaser agrees to promptly notify the Sellers and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by such Purchaser set forth herein are no longer accurate in all material respects. Each Purchaser further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations and warranties of each Purchaser contained in Section 2.1.8 and Section 2.1.9 of this Share Purchase Agreement to the extent such representations and warranties relate to such Placement Agent.

5.1.2 Each of the Sellers, the Purchasers, the Issuer and the Company is irrevocably authorized to produce this Share Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

5.1.3 The Sellers or the Issuer may request from each Purchaser such additional information as the Sellers or the Issuer may deem necessary to evaluate the eligibility of such Purchaser to acquire such Shares, and such Purchaser shall promptly provide such information as may be reasonably requested, to the extent within Purchaser’s possession and control and consistent with internal policies and procedure; provided, that, Sellers and Issuer agree to keep any such information provided by Purchaser confidential except as required by law.

5.1.4 Each party shall pay all of its own expenses in connection with this Share Purchase Agreement and the transactions contemplated herein.

5.1.5 Each Purchaser, each Seller and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Share Purchase Agreement on the terms and conditions described therein no later than immediately following the consummation of the Merger.

5.1.6 Each Purchaser hereby acknowledges and agrees that it will not, nor will any person acting at such Purchaser’s direction or pursuant to any understanding with such Purchaser (including such Purchaser’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any Shares or any securities of the Company or any instrument exchangeable for or convertible into any Shares or any securities of the Company until the consummation of the Merger (or such earlier termination of this Share Purchase Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Purchaser that have no knowledge of this Share Purchase Agreement or of the Purchaser’s participation in the transactions contemplated hereby (including the Purchaser’s controlled affiliates and/or affiliates) from entering into any short sales; and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, this Section 5.1.6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Share Purchase Agreement.

5.1.7 The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by each Purchaser in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and such Purchaser effecting a pledge of Shares shall not be required to provide Issuer with any notice thereof; provided, however, that neither Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Issuer in all respects.

5.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

5.2.1 if to a Purchaser, to such address or addresses of such Purchaser set forth on such Purchaser’s signature page hereto;

5.2.2 if to a Seller, to such address or addresses of such Seller set forth on such Seller’s signature page hereto;

5.2.3 if to the Issuer, to:

Taboola.com Ltd.
2 Jabotinsky Street
Ramat Gan 5250501
Israel
Attention: General Counsel
Email:       legal@taboola.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834

Attention: Justin Hamill
                 Josh Dubofsky
                 Senet Bischoff

E-mail: justin.hamill@lw.com
             josh.dubofsky@lw.com
             senet.bischoff@lw.com

and

Meitar, Law Offices
16 Abba Hillel Road,
Ramat Gan 52506, Israel
Attention:   Alon Sahar
                   Assaf Naveh
Email:        asahar@meitar.com
                   assafn@meitar.com

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York NY 10017

Attention: Lee Hochbaum
                     Michael Kaplan

Email:          lee.hochbaum@davispolk.com
                     michael.kaplan@davispolk.com

5.2.4 if to the Company, to:

ION Acquisition Corp. 1 Ltd.

89 Medinat Hayehudim Street

Herzliya 4676672

Israel

Attention: Anthony Reich

Email:       Anthony@ion-am.com

with a copy to (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095

Attention:   Joel Rubinstein
                   Jonathan Rochwarger
                   Robert Chung

Email:        joel.rubinstein@whitecase.com
                   jonathan.rochwarger@whitecase.com
                   robert.chung@whitecase.com

and

Goldfarb Seligman & Co.
Ampa Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel

Attention:   Aaron M. Lampert

Email:         aaron.lampert@goldfarb.com

5.3 Entire Agreement. This Share Purchase Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

5.4 Modifications and Amendments. This Share Purchase Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the Issuer, on the one hand, and the Seller or the Purchaser, as applicable, requesting an amendment, modification, supplement or waiver of this Share Purchase Agreement or as to which any such amendment, modification, supplement or waiver is sought, on the other hand; provided, that (x) any amendment, modification, supplement or waiver of this Share Purchase Agreement that would result in any Seller (an “Amending Seller”) receiving terms and conditions that are materially more advantageous than the terms and conditions applicable to the other Sellers signatories hereto shall require the prior written consent of the holders of a majority of the Secondary Shares (other than the Secondary Shares held by the Amending Seller) and (y) any amendment, modification, supplement or waiver of this Share Purchase Agreement that would result in any Purchaser (an “Amending Purchaser”) receiving terms and conditions that are materially more advantageous than the terms and conditions applicable to the other Purchasers signatories hereto shall require the prior written consent of the Purchasers who will be acquiring a majority of the Ordinary Shares to be acquired under this Share Purchase Agreement (other than the Ordinary Shares to be acquired by the Amending Purchaser).

5.5 Assignment. Neither this Share Purchase Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including each Purchaser’s rights to purchase Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than such Shares acquired hereunder, if any, and then only in accordance with this Share Purchase Agreement). Notwithstanding the foregoing, each Purchaser may assign some or all of its rights and obligations under this Share Purchase Agreement to any fund or account managed or advised by the same investment manager or investment adviser as such Purchaser or by an affiliate of such investment manager (which shall include any Person in which such investment manager holds 50% or more of such Person’s voting securities) without the prior consent of the other parties hereto; provided that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve such Purchaser of its obligations hereunder.

5.6 Benefit. Except as otherwise provided herein, this Share Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Share Purchase Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

5.7 Governing Law. This Share Purchase Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Share Purchase Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Share Purchase Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Share Purchase Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 5.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SHARE PURCHASE AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SHARE PURCHASE AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

5.9 Severability. If any provision of this Share Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Share Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Share Purchase Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Share Purchase Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Share Purchase Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11 Remedies.

5.11.1 The parties agree that irreparable damage would occur if this Share Purchase Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Share Purchase Agreement and to enforce specifically the terms and provisions of this Share Purchase Agreement in an appropriate court of competent jurisdiction as set forth in Section 5.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Sellers or the Issuer, on the one hand, to cause each Purchaser, and the Purchasers, on the other hand, to cause the Sellers and the Issuer, to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Share Purchase Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

5.11.2 The parties acknowledge and agree that this Section 5.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Share Purchase Agreement.

5.12 Survival of Representations and Warranties. All representations and warranties made by each of the parties hereto in this Share Purchase Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately following the consummation of the Merger, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Merger and remain in full force and effect.

5.13 Headings and Captions. The headings and captions of the various subdivisions of this Share Purchase Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14 Counterparts. This Share Purchase Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Share Purchase Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Share Purchase Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Share Purchase Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof (it being understood that the number of Shares and Purchase Price per Share set forth in this Share Purchase Agreement assumes that the Issuer has effected the Forward Stock Split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00, and no further adjustment shall be required on account of such Forward Stock Split).

5.16 Mutual Drafting. This Share Purchase Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6. Cleansing Statement; Consent to Disclosure.

6.1 The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Share Purchase Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Institutional Share Purchase Agreement, and the Transactions. From and after the publication of the Disclosure Document, the Purchaser shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Share Purchase Agreement and the Transactions, and Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer, the Placement Agents, or any of their affiliates in connection with the Transactions; provided, that the foregoing shall not apply to the Sponsors.

6.2 Each Purchaser hereby consents to the disclosure in the Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Merger Agreement and the Proxy Statement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any governmental authority or to securityholders of the Issuer or the Company) of such Purchaser’s identity and beneficial ownership of its Shares and the nature of such Purchaser’s commitments, arrangements and understandings under and relating to this Share Purchase Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Share Purchase Agreement; provided that, in the case of such disclosures by the Issuer or the Company, the Issuer or Company, as applicable, shall provide each Purchaser with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with each such Purchaser regarding such disclosure, in each case, to the extent such disclosure specifically names such Purchaser. Other than in the Registration Statement contemplated by the Secondary Side Letter, as required by any laws, rules or regulations (including, without limitation, securities laws, rules or regulations), at the request of the staff of the Commission or any regulatory agency or as set forth in the immediately preceding sentence, without Purchaser’s prior written consent (including by email), neither the Issuer nor the Company shall, and shall cause their respective officers, directors, affiliates, and agents (including the Placements Agents) not to, publicly disclose the name of any Purchaser or any of its affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or trading market other than as set forth above, except to the Sellers’ and Issuer’s securityholders, lawyers, independent accountants and other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Each Purchaser will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, each Purchaser and each Seller acknowledges that it has read the Investment Management Trust Agreement, dated as of October 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, and understands that the Company has established the trust account described therein (the “Trust Account”) for the benefit of the Company’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Each Purchaser and each Seller further acknowledges and agrees that the Company’s sole assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, each Purchaser and each Seller (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and the Company to collect from the Trust Account any monies that may be owed to them by the Company or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional material breach by any of the parties to this Share Purchase Agreement of any of its representations or warranties as set forth in this Share Purchase Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Share Purchase Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Share Purchase Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit any Purchaser’s or any Seller’s right, title, interest, or claim to the Trust Account by virtue of such Person’s record or beneficial ownership of securities of the Company acquired by any means, other than pursuant to this Share Purchase Agreement, including any redemption right with respect to any such securities of the Company. In the event any Purchaser or any Seller has any Claim against the Company under this Share Purchase Agreement, such Person shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account. This Section 7 shall survive the termination of this Share Purchase Agreement for any reason.

8. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow any Purchaser to sell its Shares to the public without registration are available to holders of the Issuer’s ordinary shares and until the third (3rd) anniversary of the Closing Date, the Issuer shall, at its expense:

8.1 make and keep public information available, as those terms are understood and defined in Rule 144;

8.2 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable each Purchaser to sell its Shares under Rule 144 for so long as such Purchaser holds any Shares;

8.3 furnish to each Purchaser, promptly upon such Purchaser’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration; and

8.4 if in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at a Purchaser’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.5.

8.5 The obligations of each Purchaser under this Share Purchase Agreement are several and not joint with the obligations of any other Purchaser, Other Purchaser or any other investor under the Institutional Share Purchase Agreement, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser, Other Purchaser or any other investor under the Institutional Share Purchase Agreement, or the Issuer under the Merger Agreement. The decision of each Purchaser to purchase Shares pursuant to this Share Purchase Agreement has been made by such Purchaser independently of any other Purchaser, Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Company or any of their respective subsidiaries which may have been made or given by any other Purchaser, Other Purchaser or investor or by any agent or employee of any other Purchaser, Other Purchaser or investor, and neither such Purchaser nor any of its agents or employees shall have any liability to any other Purchaser, Other Purchaser or investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, in any Institutional Share Purchase Agreement or in the Merger Agreement, and no action taken by any Purchaser, any investor or the Issuer hereunder or thereunder, shall be deemed to constitute any Purchaser, the other investors or the Issuer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Purchaser, the other investors or the Issuer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Share Purchase Agreement, the Institutional Share Purchase Agreement or the Merger Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Share Purchase Agreement, and it shall not be necessary for any other Purchaser, Other Purchaser or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, each such Seller and each such Purchaser has executed or caused this Share Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER: TABOOLA.COM LTD.

By:
Name: Title:

SELLER:

By:
Name: Title:

Number of Ordinary Shares underlying RSUs:

Number of Outstanding Ordinary Shares:

Aggregate Number of Ordinary Shares:

Address:

Accepted and agreed this [●] day of [●], 2021.

PURCHASER: Signature of Purchaser: By: _______________________ Name: ______________________ Title: ______________________	Signature of Joint Purchaser, if applicable: By: ____________________ Name: ______________________ Title: ______________________

Date: [●], 2021

Name of Purchaser: ________________________________________ (Please print. Please indicate name and capacity of person signing above) ________________________________________	Name of Joint Purchaser, if applicable: ________________________________________ (Please Print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different from the name of Purchaser listed directly above): _______________________
Email Address: _____________________________
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Purchaser’s EIN: ______________________	Purchaser’s EIN: ___________________________
Business Address-Street: ________________________________ ________________________________ City, State, Zip: ______________________	Mailing Address-Street (if different): ________________________________ ________________________________ City, State, Zip: ______________________
Attn: ______________________	Attn: ______________________
Telephone No.: ______________________	Telephone No.: _____________________
Facsimile No.: ______________________	Facsimile No.: ______________________
Aggregate Number of Shares subscribed for: __________________________

Aggregate Purchase Price: $______________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice. The aggregate Purchase Price assumes that the Issuer has effected the Forward Stock Split.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

*** AND ***

C.	QUALIFIED ISRAELI INVESTOR STATUS (for Israeli investors only – please check the applicable box):

1.	Are you an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968, and listed on page I-8, such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?

☐ Yes ☐ No

2.	Please specify the category listed in the First Addendum to the Israeli Securities Law, 5728-1968, to which you belong, by completing page I-8 below.

*** AND ***

D.	AFFILIATE STATUS (Please check the applicable box)

PURCHASER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Purchaser
and constitutes a part of the Share Purchase Agreement.

“QUALIFIED INSTITUTIONAL BUYER” STATUS

The Purchaser is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Purchaser (Please check the applicable subparagraphs):

☐	The Purchaser is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Purchaser and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company, or Massachusetts or similar business trust;

☐	is an investment adviser registered under the Investment Advisers Act; or

☐	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.

☐	The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Purchaser;

☐	The Purchaser is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐	The Purchaser is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[1] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Purchaser or are part of such family of investment companies;

☐	The Purchaser is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐	The Purchaser is a as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Purchaser and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

[1]	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

“QUALIFIED ISRAELI INVESTOR” STATUS

The Purchaser is a “Qualified Israeli Investor” if it is an entity that meets any one of the following categories at the time of the sale of securities to the Purchaser (Please check the applicable subparagraphs):

☐	A joint investment fund or the manager of such a fund within the meaning of the Joint Investments in Trust Law, 5754-1994;

☐	A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;

☐	An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;

☐	A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed portfolio manager within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed investment advisor or a licensed investment marketer within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account;

☐	A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;

☐	A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);

☐	An entity that is wholly owned by Qualified Israeli Investors; or

☐	An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million.